Exhibit 10.5

EXECUTION VERSION

FLOW moRtgage loan purchase and sale agreement

between

RITHM LOAN AGGREGATION TRUST

as Seller,

and

RITHM PERPETUAL LIFE RESIDENTIAL TRUST

as Purchaser

Dated as of November 24, 2025

Residential Mortgage Loans

SECTION 19. GENERAL INTERPRETIVE PRINCIPLES	14

SECTION 20. CONFIDENTIALITY; PROTECTION OF CONSUMER INFORMATION.	14

SECTION 21. ENTIRE AGREEMENT	15

SECTION 22. FURTHER AGREEMENTS	15

SECTION 23. SUCCESSORS AND ASSIGNS; SURVIVAL	15

SECTION 24. [RESERVED]	15

SECTION 25. COOPERATION OF THE SELLER WITH A RECONSTITUTION.	15

SECTION 26. ADDITIONAL PURCHASERS.	15

APPENDICES AND EXHIBITS

APPENDIX A	REPRESENTATIONS AND WARRANTIES REGARDING MORTGAGE LOANS

APPENDIX B	FORM OF ACCESSION AGREEMENT

APPENDIX C	MORTGAGE LOAN SCHEDULE FIELDS

EXHIBIT 1	FORM OF POWER OF ATTORNEY

FLOW Mortgage Loan Purchase and Sale Agreement

THIS FLOW MORTGAGE LOAN PURCHASE AND SALE AGREEMENT, dated as of November 24, 2025, is hereby executed by and between Rithm Perpetual Life Residential Trust, a Maryland statutory trust, as purchaser (the “Purchaser”), and Rithm Loan Aggregation Trust, a Delaware statutory trust, as seller (the “Seller”).

WITNESSETH:

WHEREAS, the Seller intends to sell from time to time to the Purchaser, and the Purchaser intends to purchase from time to time from the Seller, certain residential mortgage loans as described herein; and

WHEREAS, the Mortgage Loans will be sold by the Seller and purchased by the Purchaser individually or as pools or groups of whole loans on the various Closing Dates as provided herein; and

WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a lien on the related Mortgaged Property; and

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the purchase, sale, conveyance and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

Section 1.     Definitions. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

AAA: The American Arbitration Association.

Additional Draw Amounts: With respect to any Mortgage Loan, the additional principal amount advanced to the related Mortgagor from time to time pursuant to the terms of the related Mortgage Note.

Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agreement: This Flow Mortgage Loan Purchase and Sale Agreement including all exhibits, schedules, annexes, addenda, appendices, attachments, amendments and supplements hereto.

Anti-Money Laundering Laws: As defined in Subsection 7.02(h).

Applicable Requirements: With respect to the Mortgage Loans, as applicable and as of the time of reference, (a) the terms of the applicable Mortgage, Mortgage Note and any other Mortgage Loan Document; (b) applicable law applicable to the applicable Mortgage, Mortgage Note and any other Mortgage Loan Document; and (c) all contractual obligations relating to the Mortgage Loans including the Underwriting Guidelines and those contractual obligations contained in any applicable Servicing Agreement or in any agreement relating to the Mortgage Loans with any insurer or in the Mortgage File.

Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the AAA and administered by the AAA, which shall be conducted in New York, New York or other place mutually acceptable to the parties to the arbitration.

Arbitrator: A person who is not affiliated with the Seller or the Purchaser, who is a member of the AAA and who is an attorney with consumer finance experience.

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser and give record notice of the sale of the Mortgage to the Purchaser.

Business Day: Any day other than (a) a Saturday or a Sunday, or (b) a legal holiday in the State of New York or the State of Minnesota, or (c) a day on which banks in the State of New York or the State of Minnesota are authorized or obligated by law or executive order to be closed.

CFPB: The Consumer Financial Protection Bureau or any successor thereto.

Closing Date: The date or dates, set forth in the related Purchase Advice, on which the Purchaser will purchase and the Seller will sell the Mortgage Loans identified therein and the related Mortgage Loan Packages.

Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Commission: The U.S. Securities and Exchange Commission.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Consumer Information: Any personally identifiable information in any form (written, electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier, tax amount or payment information; the fact that a Mortgagor has a relationship with the Seller or the Originator of the related Mortgage Loan; and any other non-public personally identifiable information that is supplied to the Purchaser by or on behalf of the Seller.

Cut-off Date: As set forth in the related Purchase Advice.

Defective Document: As defined in Subsection 7.03(a).

Delinquent: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date for such Mortgage Loan is not made by the close of business on the Business Day preceding the next Due Date for such Mortgage Loan.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace as specified in the related Mortgage Note.

EPD Period: As defined in Subsection 7.04.

Executive Order: As defined in Subsection 7.02(h).

Fannie Mae: The entity formally known as the Federal National Mortgage Association (FNMA) or any successor thereto.

Fannie Mae Guides: The Fannie Mae Single Family Selling Guide and the Fannie Mae Single Family Servicing Guide and all amendments or additions thereto in effect on and after the related Closing Date.

Freddie Mac: The entity formally known as the Federal Home Loan Mortgage Corporation (FHLMC) or any successor thereto.

Freddie Mac Guides: The Freddie Mac Single-Family Seller/Servicer Guide and all amendments or additions thereto in effect on and after the related Closing Date.

Full Prepayment: Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate of such Adjustable Rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, the proceeds of insurance policies insuring such Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

MERS: Collectively, MERSCORP, Inc. and Mortgage Electronic Registration Systems, Inc., and their respective successors and assigns.

MERS Mortgage Loan: A Mortgage Loan for MERS has been designated as the mortgagee of record for such Mortgage Loan as nominee for the related owner.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

Minimum Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.

Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

Mortgage File: With respect to each Mortgage Loan, all documents required under Applicable Requirements involved in the underwriting (including documented compensating factors pertaining to exceptions to the Applicable Requirements), origination, and servicing of such Mortgage Loan, including the documents specified in the Underwriting Guidelines, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including the limitations on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap, the Minimum Interest Rate and the Lifetime Rate Cap, if any.

Mortgage Loan: Each individual mortgage loan that is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to such Mortgage Loan and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, provided that the term “Mortgage Loan” shall not include any mortgage loan that has been repurchased by the Seller pursuant to this Agreement after giving effect to such repurchase.

Mortgage Loan Documents: With respect to any Mortgage Loan, the documents specified in the Underwriting Guidelines, as may be amended from time to time by the Purchaser and provided by (or on behalf of) the Purchaser to the Seller.

Mortgage Loan Package: The individual, pool, or group of whole Mortgage Loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Purchase Advice.

Mortgage Loan Schedule: The schedule of Mortgage Loans for an applicable Purchase Advice prepared for each Closing Date setting forth the information with respect to each Mortgage Loan in the format required by the Purchaser, and delivered by (or on behalf of) the Purchaser to the Seller, which schedule shall be annexed to such Purchase Advice or, if acceptable to the Purchaser in its sole discretion, otherwise associated with such Purchase Advice in a manner specified by the Purchaser in writing. The Mortgage Loan Schedule will include, among other information fields, the information fields set forth on Appendix C hereto.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple or leasehold interest in a single parcel of real property improved by one of the following: (a) a detached one-family dwelling, (b) a detached two- to four-family dwelling, (c) a one-family dwelling unit in a condominium project, (d) a one-family dwelling in a planned unit development, (e) mixed use properties provided that at least 75% of such property by square foot and by value is used for residential units, (f) a manufactured home or (g) shares in a co-operative.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Seller’s Chairman of the Board, the Vice Chairman of the Board, a President, a Vice President or other Person acceptable to the Purchaser.

Originator: With respect to any Mortgage Loan, each Person or Persons, which may include the Seller, that (a) took the Mortgagor’s loan application, (b) processed the Mortgagor’s loan application or (c) closed and/or funded such Mortgage Loan.

Partial Prepayment: Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date after the initial Adjustment Date as provided in the related Mortgage Note, if applicable.

Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: With respect to each Mortgage Loan, the fee payable by the Mortgagor if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note, Mortgage or other Mortgage Loan Document.

Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance.

Principal Prepayment: Any Full Prepayment or Partial Prepayment or other recovery of principal on a Mortgage Loan (including any Prepayment Charge) which is received in advance of its scheduled Due Date, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Advice: With respect to each Mortgage Loan Package, the Purchase Advice, substantially in the form attached hereto as Exhibit 2, providing for the sale by the Seller and the purchase by the Purchaser of such Mortgage Loan Package on the related Closing Date.

Purchase Price: The price paid on the related Closing Date by (or on behalf of) the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans included in the related Mortgage Loan Package, as calculated pursuant to Section 4 and the related Purchase Advice.

Purchase Price Percentage: For each Mortgage Loan included in a Mortgage Loan Package, the percentage of par set forth in the related Purchase Advice that is used to calculate the Purchase Price of each such Mortgage Loan included in such Mortgage Loan Package.

Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement and each additional Purchaser joined to this agreement pursuant to Section 26.

Qualified Insurer: An insurance company duly qualified as such under the laws of the state in which the Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, and approved as an insurer by Fannie Mae or Freddie Mac or the Purchaser.

Reconstitution: As defined in Section 25(a).

Reconstitution Agreement: The agreement or agreements provided by (or on behalf of) the Purchaser and entered into by the Seller and the Purchaser and certain third parties on the Reconstitution Date or Reconstitution Dates with respect to any or all of the Mortgage Loans conveyed hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction, as provided in Section 25.

Reconstitution Date: As defined in Section 25(a).

REO Disposition: The final sale by the Purchaser of an REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition.

REO Property: A Mortgaged Property acquired by or on behalf of the Purchaser through foreclosure or deed in lieu of foreclosure.

Repurchase Price: With respect to any Mortgage Loan, a price equal to the sum of (a) the product of (i) the unpaid principal balance of such Mortgage Loan as of the related date of repurchase, and (ii) the related Purchase Price Percentage applicable to such Mortgage Loan, plus (b) interest on such unpaid principal balance at the related Mortgage Interest Rate from the last date through which interest was last paid and distributed to the Purchaser to the last day of the month in which such repurchase occurs, plus (c) reasonable and customary third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased, plus (d) any costs and expenses incurred by the Purchaser in enforcing the related repurchase obligation, including without limitation reasonable attorney’s fees, plus (e) the amount of any related unreimbursed advances made by the Purchaser or its servicer, minus (f) any amounts received in respect of such repurchased Mortgage Loan and being held in the custodial account for future distribution in connection with such Mortgage Loan, plus (g) any other amounts relating to liabilities, penalties or expenses set forth in Subsection 7.03(a).

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Rithm Loan Aggregation Trust, a Delaware statutory trust, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

Servicer: NewRez LLC (the “Servicer”) or any successor.

Servicing Agreement: The servicing agreement between Rithm Perpetual Life Residential Trust and the Servicer, dated as of November 24, 2025, under which the Servicer services the Mortgage Loans or otherwise performs services with respect to the Mortgage Loans.

Servicing File: With respect to each Mortgage Loan, the documents pertaining thereto, including the related Mortgage Loan Documents and the documents included in the Mortgage File.

Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (a) the principal balance of such Mortgage Loan as of the first day of the month for which such calculation is being made after giving effect to the principal portion of any Monthly Payments due on or before such date, whether or not received, as well as any Principal Prepayments received before such date, minus, without duplication, (b) all amounts received after the related Closing Date and distributed prior to the date of such determination to the Purchaser with respect to such Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

Underwriting Guidelines: With respect to any Mortgage Loan, the Purchaser’s written underwriting and sales guidelines in effect as of the origination date of such Mortgage Loan, and delivered by (or on behalf of) the Purchaser to the Seller, as may be revised and modified, from time to time by the Purchaser.

Whole Loan Transfer: Any sale or transfer by the Purchaser of some or all of the Mortgage Loans, other than a Securitization Transaction.

Section 2.     Purchase and Conveyance. The Seller, in exchange for the payment of the applicable Purchase Price by the Purchaser on the related Closing Date, receipt of which is hereby acknowledged, hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its right, title and interest in and to the Mortgage Loans, including the related Mortgage Note and Mortgages, in a Mortgage Loan Package having a Stated Principal Balance in an amount as set forth in the related Purchase Advice, or in such other amount as agreed by the Purchaser and the Seller, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.

With respect to each Mortgage Loan, the Purchaser shall own and be entitled to (a) all Monthly Payments due after the related Cut-off Date, (b) all other recoveries of principal collected after the related Cut-off Date (provided, however, that the principal portion of all Monthly Payments due on or before the related Cut-off Date and collected by the Seller (individually and as interim servicer) after the related Cut-off Date shall belong to the Seller), and (c) all payments of interest on such Mortgage Loan. The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled Full Prepayments and Partial Prepayments collected prior to the related Cut-off Date; provided, however, that Monthly Payments for a Due Date beyond the Cut-off Date shall not be applied to reduce the principal balance. Such Monthly Payments shall be the property of the Purchaser.

Section 3.     Mortgage Loan Schedule. The Seller shall deliver, or cause to be delivered, the Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the related Closing Date (or such shorter period acceptable to the Purchaser).

Section 4.     Purchase Price; Funding of Draws.

Subsection 4.01.     Purchase Price. The Purchase Price for the Mortgage Loans being acquired on a Closing Date shall be equal to the sum of (a) the product of (i) the Purchase Price Percentage stated in the related Purchase Advice (subject to adjustment as provided therein) and (ii) the Stated Principal Balance of the Mortgage Loans listed on the related Mortgage Loan Schedule, plus (b) an amount equal to the aggregate of the accrued interest on the Stated Principal Balance of each of the related Mortgage Loans from the related Cut-off Date through the day immediately prior to the related Closing Date. If so provided in the related Purchase Advice, portions of the Mortgage Loans shall be priced separately. The Purchase Price shall be paid on the related Closing Date by wire transfer of immediately available funds to the account designated by the Seller in the related Purchase Advice or such other writing from the Seller as may be agreed to by the Seller and the Purchaser.

Subsection 4.02.     Funding of Draws. On and after the related Closing Date, the Purchaser shall assume all obligations in respect of Additional Draw Amounts.

Section 5.     Examination of Mortgage Files. If requested by the Purchaser, the Seller shall, at the written direction of the Purchaser or its designee, deliver, or cause to be delivered, to the Purchaser (or its designee in escrow or under a bailee letter), for examination and retention, with respect to each Mortgage Loan to be purchased on the related Closing Date, the related Mortgage File in a format as agreed to by the Purchaser and the Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loan Package without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’ and assigns’) right to demand repurchase or other relief or remedy provided for in this Agreement.

Section 6.     Delivery of Mortgage Loan Documents.

Subsection 6.01.     Possession of Mortgage Files. Originals or copies of all documents, including the documents included in the Mortgage File and comprising the Mortgage File, other than the Mortgage Loan Documents, shall be delivered to the Purchaser or its designee on or prior to the related Closing Date. Originals of the contents of each Mortgage File not delivered to the Purchaser or the custodian appointed by the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof and shall be available for review by the Purchaser upon request.

The Seller’s possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating the servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of the Mortgage Notes, Mortgages, the other Mortgage Loan Documents and the contents of the related Mortgage Files is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loans prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the Seller or the Servicer, as applicable, at the will of the Purchaser in such custodial capacity only. The copies of the Mortgage File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the ownership of such Mortgage Loan by the Purchaser. The Seller shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of the related Mortgage Loan pursuant to Subsection 7.03 or if required under applicable law or court order.

Subsection 6.02.     Books and Records. The sale of each Mortgage Loan will be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller. The Seller shall maintain a complete set of books and records for the Mortgage Loans sold by it which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.

Subsection 6.03.     Delivery of Mortgage Loan Documents. If requested by the Purchaser, the Seller shall deliver and release, or cause to be delivered and released, to the Purchaser or the custodian appointed by the Purchaser the Mortgage Loan Documents for mortgage loans that may be purchased hereunder no later than three (3) Business Days prior to the related Closing Date or, upon the request of the Purchaser, earlier, if necessary or desirable to facilitate a review. If delivery of all Mortgage Loan Documents, including the Mortgage Loan Documents that require recordation or certified proof of recordation, with respect to any Mortgage Loan is not completed within two hundred seventy (270) days after the related Closing Date, then, at the Purchaser’s option, the Seller shall repurchase such Mortgage Loan in accordance with the procedures set forth in Subsection 7.03.

If the Purchaser, the Seller or one of their respective designees discovers any defect with respect to any document constituting part of a Mortgage File, then (a) the discovering party shall, or shall cause its designee to, give written specification of such defect to the other party and (b) the Seller shall cure or repurchase the related Mortgage Loan in accordance with the procedures set forth in Subsection 7.03. Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

To the extent that any such Mortgage Loan Documents have been delivered for recording and have not yet been returned to the Seller by the applicable recording office, the Seller shall, promptly following receipt by it of such Mortgage Loan Documents from the applicable recording office, deliver such documents to the Purchaser or its designee; provided, however, that the original recorded document or a clerk-certified copy thereof shall be delivered to the Purchaser no later than ninety (90) days following the related Closing Date, subject to the following paragraph.

In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Purchaser or its designee within ninety (90) days following the related Closing Date, and in the event that the Seller does not cure such failure within sixty (60) days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the Repurchase Price. The foregoing repurchase obligation shall not apply in the event the Seller cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of a servicing officer of the Seller, confirming that such document has been accepted for recording and that the Seller shall immediately deliver such document upon receipt; and, provided further, that if the Seller cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason within twelve (12) months after receipt of written notification of such failure from the Purchaser, the Seller shall immediately repurchase the related Mortgage Loan at the Repurchase Price.

To the extent received by it, the Seller shall promptly forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement.

Section 7.Seller’s Representations, Warranties and Covenants; Remedies for Breach.

Subsection 7.01.     Seller’s Representations and Warranties Regarding Individual Mortgage Loans. The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein, the representations and warranties specified in Appendix A are true and correct. The Purchaser acknowledges and agrees that, except as expressly provided in Appendix A, the Seller has not and does not additionally represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of loan documents, Mortgage Files, or any information or documents made available to the Purchaser or its counsel, accountants or advisors in connection with the Mortgage Loans and, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to the Purchaser with respect to any and all Mortgage Loans is sold, transferred, assigned and conveyed to the Purchaser on an “AS IS, WHERE IS” basis, WITH ALL FAULTS.

Subsection 7.02.     Seller’s Representations and Covenants. The Seller hereby represents, warrants and covenants to the Purchaser that, as of the related Closing Date (or such other date as is specified below):

(a)            The Seller is a statutory trust under the laws of the State of Delaware. The Seller has the power and authority to execute and deliver this Agreement and the Seller has the power to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(b)            This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors or (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(c)            No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.

(d)            The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of its organizational documents or result in the breach of any term or provision of; or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

(e)            It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors.

Subsection 7.03.     Repurchase.

(a)            It is understood and agreed that the representations and warranties set forth in Appendix A and Subsection 7.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage File to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or review, or lack of examination or review, of any Mortgage Loan Document. Upon discovery by the Seller or the Purchaser of (i) a breach of any of the representations and warranties set forth in Appendix A with respect to any Mortgage Loan which breach materially and adversely affects the value of such Mortgage Loan or the interest of the Purchaser in such Mortgage Loan or (ii) any defective or missing document required to be included in a Mortgage File (“Defective Document”) as described in Subsection 6.03, the party discovering such breach or Defective Document shall give prompt written notice to the other. With respect to the representations and warranties contained in Appendix A that are made to the Seller’s knowledge or to the best of Seller’s knowledge, if it is discovered by either the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser in the related Mortgage Loan, the Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including the repurchase requirements contained herein, notwithstanding Seller’s lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made. The Seller hereby covenants and agrees that if any such Defective Document or breach is not corrected or cured within such sixty (60) day period, or if the Seller is required to repurchase any Mortgage Loan pursuant to any other provision herein, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. Any repurchase pursuant to this Subsection 7.03(a) shall be accomplished by wire transfer of immediately available funds of the amount of the Repurchase Price to an account designated by the Purchaser.

(b)            Any claim or cause of action against the Seller relating to or arising out of the breach of any of the representations and warranties made in Appendix A or Subsection 7.02 shall accrue as to any Mortgage Loan upon (i) notice thereof by the Purchaser to the Seller, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

(c)            The parties agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of the Seller to repurchase a Mortgage Loan or make any other payment required under this Subsection 7.03 due to a breach of a representation or warranty set forth in Appendix A or Subsection 7.02 shall be by Arbitration. The parties shall comply with the Arbitration procedures provided in writing by the Purchaser. The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear their own attorney’s fees, costs and expenses in connection with the Arbitration.

Subsection 7.04.     Repurchase of Mortgage Loans With Early Payment Default. If any of the first three (3) Monthly Payments due after the related Closing Date (the “EPD Period”) for a Mortgage Loan becomes Delinquent (or is delinquent pursuant to the related Purchase Advice), then the Seller, at the Purchaser’s option, shall promptly repurchase the related Mortgage Loan from the Purchaser in accordance with the procedures set forth in Subsection 7.03 hereof except that there will be no cure period or opportunity to cure.

Subsection 7.05.     Purchase Price Protection. With respect to any Mortgage Loan that is paid in full on or prior to the last day of the third (3rd) full month following the related Closing Date (or such other date set forth in the related Purchase Advice), the Seller shall, promptly upon demand therefor by Purchaser, reimburse the Purchaser the full amount of the premium paid by the Purchaser above par on the Mortgage Loan. Notwithstanding anything to the contrary set forth in this Agreement, any amounts payable pursuant to this Subsection 7.05 with respect to a Mortgage Loan shall be offset by any Prepayment Charges collected with respect to such Mortgage Loan during the three (3) month period.

Subsection 7.06.     Further Assurances. Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action Purchaser may require to more effectively transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

Section 8.     Closing.

Subsection 8.01.     Closing Conditions. The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree. The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

(a)            the Seller shall have delivered to the Purchaser the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

(b)            unless otherwise agreed by the Purchaser, the Purchaser shall have received from the custodian an initial certification or trust receipt, as applicable, with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

(c)            the Purchaser shall have received fully executed copies of the related Purchase Advice and, if applicable, a funding memorandum setting forth the Purchase Price(s) for the Mortgage Loan Package, in each case duly executed on behalf of the Seller;

(d)            to the extent requested by the Purchaser, the Purchaser shall have received such number of executed powers of attorney as requested by the Purchaser, in the form provided by the Purchaser to the Seller; and

(e)            all other terms and conditions of this Agreement and the related Purchase Advice to be satisfied by the Seller shall have been performed.

Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Seller on such Closing Date the Purchase Price for the related Mortgage Loan Package pursuant to Section 4.

Subsection 8.02.     Closing Documents. Prior to the initial Closing Date, the Seller shall submit to the Purchaser one fully executed original of the following documents:

(a)            this Agreement; and

(b)            the Purchaser shall have received ten (10) executed powers of attorney in substantially in the form of Exhibit 1 attached hereto (or such other form that is acceptable to the Purchaser).

Section 9.     Costs. The Seller shall pay any commissions due to its salespeople and each party shall pay their own attorney’s fees, costs and expenses. The Purchaser shall pay the actual, out-of-pocket cost of recording the Assignments of Mortgage. The Seller shall pay the cost of the transfers of any Mortgage Loans on MERS, with respect to non-MERS Mortgage Loans, the cost for the preparation of the Assignments of Mortgages and allonges, and the cost of delivering the Mortgage Loan Documents to the Purchaser or its designee for each related Closing Date.

Section 10.   Servicing. As of the related Closing Date, the Mortgage Loans will be serviced by the Servicer pursuant to the Servicing Agreement.

Section 11.   Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent via electronic transmission (without a notice of transmission failure), transmitted by a recognized private courier service or mailed by registered mail, postage prepaid, addressed as follows, unless such address is changed by written notice hereunder:

(a)	if to the Purchaser:	Rithm Perpetual Life Residential Trust
c/o RCM GA Manager LLC
799 Broadway, 8th Floor
New York, New York 10003
Email: Group_RithmLegal@rithmcap.com]

(b)	if to the Seller:	Rithm Loan Aggregation Trust
c/o NRZ MBN Issuer Holdings LLC
799 Broadway, 8th Floor
New York, New York 10003
Email: Group_RithmLegal@rithmcap.com]

Section 12.   Severability Clause. Any provision in this Agreement that is held to be void, inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be void, inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable. If as a result of any provision being held to be void, inoperative, unenforceable or invalid any party is deprived any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such provision being held to be void, inoperative, unenforceable or invalid.

Section 13.   No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller hereunder shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 14.   Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures for the purposes of validity, enforceability and admissibility, and are binding on all parties. Any document accepted, executed or agreed to in conformity with such eCommerce Laws, by one or more parties, will be binding on all parties the same as if it were physically executed.

Section 15.   Governing Law; Choice of Forum; Waiver of Jury Trial. EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) OR ANY OTHER JURISDICTION. EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Except as to those matters which this Agreement provides shall be submitted to Arbitration, with respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in the City of New York, New York and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.   Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat, and will treat unless otherwise required by law, the transaction for federal (and applicable state and local) income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal (and any applicable state and local) income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

It is not the intention of the parties that such conveyances be deemed a grant of a security interest in the Mortgage Loans transferred hereunder. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser a security interest in all of the assets transferred hereunder, whether now owned or hereafter acquired.

Section 17.   Waivers; Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. This Agreement may be amended from time to time by written agreement executed and delivered by the Seller and the Purchaser.

Section 18.   Exhibits; Etc. The exhibits, schedules, annexes, addenda, appendices and attachments to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 19.   General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender; (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement; (d) the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof; (e) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (f) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (g) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 20.   Confidentiality; Protection of Consumer Information. The Purchaser and the Seller shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, each Purchase Advice and the Purchase Price paid by the Purchaser except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement or any Purchase Advice and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization Transaction of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement or any Purchase Advice. Each party agrees that it (a) shall comply with any applicable laws regarding the privacy and security of Consumer Information, including the Gramm-Leach-Bliley Act, Title V, Subtitle A, 15 U.S.C. § 6801 et seq., and (b) shall, to the extent not prohibited by applicable law, rule, policy or court order, promptly notify the other party upon actual knowledge of any actual or suspected breach of the confidentiality of Consumer Information.

Section 21.   Entire Agreement. This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

Section 22.   Further Agreements. The Seller shall, upon request of the Purchaser, promptly execute and deliver to the Purchaser all other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action the Purchaser may require to more effectively transfer, convey, assign to and vest in the Purchaser and to put the Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement. The Seller shall, upon request of the Purchaser, promptly deliver to the Purchaser a copy of such records or information requested by the Purchaser.

Section 23.   Successors and Assigns; Survival. This Agreement shall bind and inure to the benefit of and be enforceable by the initial Purchaser and the Seller, and the respective successors and assigns of the Purchaser and the Seller. The initial Purchaser and any subsequent purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing without the consent of the Seller, subject to successful completion of any applicable know-your-customer procedures. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct agreement between the Seller and such purchaser, and a separate and distinct agreement between the Seller and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans. The Seller shall not assign, delegate or otherwise transfer this Agreement or its rights or obligations hereunder without the prior written consent of the Purchaser. Any purported assignment, delegation or other transfer by the Seller in violation of the foregoing shall be null and void.

The obligations of the Seller under Subsections 7.03, 7.04 and 7.05 shall survive the expiration or termination of this Agreement as well as any resignation by the Seller or termination of the Seller as interim servicer pursuant to the terms of this Agreement.

Section 24.   [Reserved].

Section 25.   Cooperation of the Seller with a Reconstitution.

(a)            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)	one or more Whole Loan Transfers; and

(ii)	one or more Securitization Transactions.

(b)            In the event the Purchaser desires to pursue a Reconstitution, (x) the Seller shall cooperate with the Purchaser in providing such information and documents for review and analysis by the Purchaser and other necessary Persons, as the Purchaser may reasonably request to effectuate such Reconstitution, provided, however, the reasonable out-of-pocket costs of producing any extraordinary reports, information or documentation shall be at the sole expense of the Purchaser and (y) the Purchaser and the Seller shall negotiate in good faith any necessary Reconstitution Agreements, among the Purchaser, the Seller and any other Person party to the reconstitution as may reasonably be required in connection with such Reconstitution, which Reconstitution Agreements shall be in form and substance acceptable to the Seller, the Purchaser and such other necessary Persons party to the Reconstitution.

(c)            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 26.   Additional Purchasers.

Any affiliate of the Purchaser (including, without limitation, a trustee on behalf of a trust in respect of which such affiliate is the related depositor) shall become a party to this Agreement upon delivery to the Seller of an executed accession agreement in the form of Appendix B hereto. The Seller shall promptly upon receipt countersign such accession agreement to confirm its effectiveness. All references to the Purchaser herein shall refer to the applicable Purchaser of the relevant Mortgage Loans.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Flow Mortgage Loan Purchase and Sale Agreement by their respective signatories duly authorized as of the date first above written.

SELLER:

RITHM LOAN AGGREGATION TRUST

By: NRZ MBN Issuer Holdings LLC, its Administrator

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer

PURCHASER:

RITHM PERPETUAL LIFE RESIDENTIAL TRUST

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer and Chief Accounting Officer

APPENDIX A

REPRESENTATIONS AND WARRANTIES REGARDING MORTGAGE LOANS

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

(1)            Property Valuation: Each Mortgage File with a written appraisal, as indicated on the Mortgage Loan Schedule, contains a written appraisal prepared by an appraiser licensed or certified by the appropriate governmental body (or bodies) in the jurisdiction in which the Mortgaged Property is located and in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989. The appraisal was written in form and substance to customary Fannie Mae or Freddie Mac standards for Mortgage Loans of the same type as the Mortgage Loans and USPAP standards and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the Mortgage Loan application. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the related Originator was not affected by, the approval or disapproval of the Mortgage Loan.

(2)            Income/Employment/Assets: With respect to each Mortgage Loan for which the document type on the Mortgage Loan Schedule indicates documented income, employment and/or assets, the applicable originator verified the mortgagor’s income, employment and/or assets in accordance with its written underwriting guidelines. With respect to each Mortgage Loan other than a Mortgage Loan for which the mortgagor documented his or her income by providing Form W-2 or tax returns, the applicable originator employed a process designed to verify the income with third-party documentation (including bank statements).

(3)            Occupancy: The related Originator has given due consideration to factors, including but not limited to, other real estate owned by the mortgagor, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the Mortgaged Property as represented by the mortgagor is reasonable.

(4)            Source of Loan Payments. With respect to each Mortgage Loan, no portion of the loan proceeds has been escrowed for the purpose of making monthly payments on behalf of the mortgagor and no payments due and payable under the terms of the Mortgage Note, except for seller or builder concessions or amounts paid or escrowed for payment by the mortgagor’s employer, have been paid by any person (other than a guarantor) who was involved in or benefited from the sale of the Mortgaged Property or the origination, refinancing, sale or servicing of the Mortgage Loan.

(5)            Data: The information on the Mortgage Loan Schedule correctly and accurately reflects the information contained in the Seller’s records (including, without limitation, the Mortgage Loan file) in all material respects. In addition, the information contained under each of the headings in the Mortgage Loan Schedule (e.g. mortgagor’s income, employment and occupancy, among others) is true and correct in all material respects.

(6)            Underwriting; Collection Practices; Escrow Payments: Each Mortgage Loan was either underwritten in substantial conformance to the applicable underwriting guidelines in effect at the time of origination taking into account the compensating factors set forth in such underwriting guidelines as of the Closing Date, without regard to any underwriter discretion or, if not underwritten in substantial conformance to the applicable underwriting guidelines, has reasonable and documented compensating factors.

(7)            Origination and Servicing Regulatory Compliance: Other than with respect to the TRID rule, compliance with which is covered by representation and warranty (34) below, the origination, servicing, and collections practices used with respect to each Mortgage Loan have been in accordance with applicable laws and requirements, whether such servicing was done by the Seller, its affiliates, or any third party or any subservicer or servicing agent of any of the foregoing; provided, however, that the Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.

(8)            No Prior Liens: Immediately prior to the sale of the Mortgage Loans to the Purchaser, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens (other than any senior lien indicated on the Mortgage Loan Schedule), pledges, charges or security interests of any nature, and the Seller had good and marketable title and full right and authority to sell and assign the Mortgage Loan.

(9)            Enforceability and Priority of Lien: The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and, except as noted in the Mortgage Loan Schedule, the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for: the lien of current real property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan; liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes; and such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage; and any security agreement, chattel mortgage or equivalent document related to and delivered with any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein, and the Seller has full right to sell and assign the same to the Purchaser.

(10)          Taxes Paid: All taxes, governmental assessments, insurance premiums and water, sewer and municipal charges that previously became due and payable have been paid or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for any such item that remains unpaid.

(11)          No Damage/Condemnation: The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, hurricane, windstorm, flood, tornado or similar casualty to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended or would render the property uninhabitable. Additionally, there is no proceeding (pending or threatened) for the total or partial condemnation of the Mortgaged Property.

(12)          Fee Simple or Leasehold Estate / No Encroachments / Compliance With Zoning: Except for Mortgage Loans secured by co-op shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee-simple estate in real property; all the improvements included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach on the Mortgaged Property (unless insured against under the related title insurance policy); and the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(13)          Legally Occupied: As of the related Closing Date, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(14)          Mortgage Loan Legal and Binding: The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). Additionally, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor.

(15)          Proceeds Fully Disbursed / Recording Fees Paid: The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds have been complied with (except for escrow funds for exterior items, which could not be completed due to weather, and escrow funds for the completion of swimming pools). Additionally, all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to mortgages not recorded as of the Closing Date.

(16)          Existence of Title Insurance: The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction for which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and any Mortgage Loan secured by co-op shares) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the related Originator or its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to the following: (a) the lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan; (c) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes and (d) such other matters to which like properties are commonly subject that do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Immediately prior to the transfer of the Mortgage Loan to the Purchaser, the Seller was the sole insured of such mortgagee title insurance policy, the assignments to the Purchaser by the Seller of the Seller’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer that has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser, no claims have been made under such mortgagee title insurance policy and no prior holder of the related mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy.

(17)          Hazard Insurance: The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as covered under a standard extended coverage endorsement in an amount not less than the lesser of 100% of the insurable value of the Mortgaged Property or the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If, upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage not less than the least of the outstanding principal balance of the Mortgage Loan, the full insurable value of the Mortgaged Property, or the maximum amount of insurance that was available under the National Flood Insurance Act of 1968, as amended. Additionally, each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense.

(18)          No Default: Unless otherwise indicated on the Mortgage Loan Schedule, other than any Monthly Payment due for the month in which the Closing Date occurs and which is less than 30 days past due, there is no monetary default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior owner has waived any default, breach, violation or event permitting acceleration. No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property.

(19)          No Rescission: No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense. None of the terms will render the Mortgage Note or Mortgage unenforceable or subject it to any right of rescission, set-off, counterclaim or defense. No such right of rescission, set-off, counterclaim or defense has been asserted.

(20)          Enforceable Right of Foreclosure: Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor that would interfere with such right of foreclosure.

(21)          Mortgage Loan Qualifies for REMIC: The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code.

(22)          Doing Business: With respect to each Mortgage Loan, all parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, except to the extent that failure to be so licensed would not give rise to any claim against the Seller; provided, however, that the Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.

(23)          Fraud: No fraud or material error, material omission, material misrepresentation, gross negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any originator, any correspondent or mortgage broker involved in the origination of such Mortgage Loan, the mortgagor or any appraiser, builder, developer or any other party involved in the origination or sale of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, that would impair in any way the rights of the Purchaser in the Mortgage Loan or Mortgaged Property.

(24)          Recordable: As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(25)          Acceleration of Payments: Subject to exceptions required by applicable law, the mortgage contains the customary and enforceable provisions of the related Originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

(26)          Complete Mortgage Files: The instruments and documents with respect to each Mortgage Loan required to be delivered to the Purchaser or its designee on the related Closing Date have been delivered to the Purchaser or its designee.

(27)          No Modification: Unless otherwise indicated on the Mortgage Loan Schedule, neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in an agreement included in the loan file.

(28)          Mortgaged Property is 1-4 Family: Each Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit or unit in a planned unit development or, in the case of Mortgage Loans secured by co-op shares, leases or occupancy agreements.

(29)          Loans Current / Prior Delinquencies: Unless otherwise indicated on the Mortgage Loan Schedule, all payments required to be made up to the Due Date immediately preceding the Cut-off Date under the terms of the related Mortgage Note have been made, and no Mortgage Loan had been delinquent more than 60 days in the twelve (12) months preceding the Cut-off Date, unless disclosed on the Mortgage Loan Schedule.

(30)          Mortgagor: With respect to each Mortgage Loan, unless otherwise indicated on the Mortgage Loan Schedule, each Mortgagor is a natural person or other acceptable forms (e.g. land trust or limited liability company), and at the time of origination, the mortgagor was legally entitled to reside in or enter the United States.

(31)          Ability to Repay: To the extent that any Mortgage Loan is subject to the requirements of 12 C.F.R. § 1026.43(c), the Originator of such Mortgage Loan made a reasonable and good faith determination that the mortgagor would have a reasonable ability to repay the Mortgage Loan according to its terms, in accordance with 12 C.F.R § 1026.43(c).

(32)          Mortgage Insurance: In each case in which a Primary Mortgage Insurance Policy is required pursuant to the applicable underwriting guidelines, the Mortgage Loan has mortgage insurance consistent with the terms of the Fannie Mae Guides and is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. No action, inaction or event has occurred and no state of facts exists as of the Closing Date that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. To the extent a Mortgage Loan is insured under a lender paid mortgage insurance policy, the Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such premium.

(33)          Servicing: To the best of Seller’s knowledge, the Mortgage Loans have been serviced in all respects, including collection practices, in accordance with all applicable requirements; provided, however, that the Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.

(34)          TRID Compliance: With respect to each Mortgage Loan for which an application was taken on or after October 3, 2015, either: (i) the Mortgage Loan was originated in compliance with the CFPB’s Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, 78 Fed. Reg. 79730 (Dec. 31, 2013), as amended from time to time, and as implemented in Regulation Z (12 C.F.R. Part 1026) or any successor implementing regulation, as in effect on the date that the creditor or mortgage broker received the application for any Mortgage Loan (such rule, “TRID”); (ii) any TRID compliance exception with respect to each Mortgage Loan will not result in civil liability or has been cured in a manner which negates the associated civil liability; or (iii) such Mortgage Loan is not subject to TRID.

(35)          No Violation of Environmental Laws: As of the related Closing Date, each Mortgaged Property complied in all material respects with all environmental laws, rules, and regulations that were applicable to such Mortgaged Property.

(36)          Regulatory Compliance: No Mortgage Loan is a “high-cost” loan, “covered” loan or any other similarly designated loan as defined under any applicable predatory and abusive lending laws; provided, that, for the avoidance of doubt, no representation or warranty is made as to whether a Mortgage Loan constitutes a highly-priced mortgage loan, as permitted by specific state or federal laws.

(37)          MERS Mortgage Loans: With respect to each Mortgage Loan for which the Seller has designated Mortgage Electronic Registration Systems, Inc. (“MERS”) the related Assignment of Mortgage to MERS has been duly and properly recorded.

(38)          Leaseholds: To the extent the Mortgage Loan is secured by a leasehold interest: (i) the mortgagor is the owner of a valid and subsisting interest as tenant under the lease and is not in default thereunder, (ii) the lease is in full force and effect, and is unmodified, (iii) all rents and other charges have been paid when due, (iv) the lessor under the lease is not in default, (v) the execution, delivery, and performance of the mortgage do not require the consent (other than the consents that have been obtained and are in full force and effect) under, and will not violate or cause a default under, the terms of the lease, (vi) the lease is assignable or transferable, (vii) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note, (viii) the lease does not provide for termination of the lease in the event of the mortgagor's default without written notice to the mortgagee and a reasonable opportunity to cure the default, (ix) the lease permits the mortgaging of the related Mortgaged Property, and (x) the lease protects the mortgagee's interests in the event of a property condemnation.

(39)          Insurance Not Impaired: With respect to any insurance policy, including, but not limited to, hazard or title insurance, covering a Mortgage Loan and the related Mortgaged Property, neither the Seller nor any originator has engaged in, and the mortgagor has not engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind as has been or will be received, retained or realized by any attorney, firm, or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

(40)          Deed of Trust: In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently serves and is named in the mortgage, and no fees or expenses are or will become payable by the seller to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgage.

APPENDIX B

FORM OF ACCESSION AGREEMENT

ACCESSION AGREEMENT (this “Accession Agreement”), dated as of [____________], 202_ to that certain Mortgage Loan Purchase Agreement, dated as of November 24, 2025 (such agreement, including any schedules, exhibits or attachments thereto and any amendments thereto and any successor agreement that may be entered into by the parties thereto in substitution therefor, hereinafter the “Agreement”), by and between Rithm Perpetual Life Residential Trust (the “Purchaser”) and Rithm Loan Aggregation Trust (the “Seller”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

SECTION 1.     By execution of this Accession Agreement, [____________] (the “Additional Purchaser”) hereby becomes a party to the Agreement, shall be deemed to be a “Purchaser” thereunder with respect to the Mortgage Loans owned by the Additional Purchasers pursuant to Section 26 of the Agreement and agrees to be bound by all of the terms and provisions of the Agreement.

SECTION 2.     Any references contained in the Agreement to “Purchaser” shall be deemed to refer to the Additional Purchaser and any references contained therein to “Mortgage Loan” and “Mortgaged Property” shall be deemed to refer only to the Mortgage Loans owned by the Additional Purchaser and any related Mortgaged Properties.

SECTION 3.     This Accession Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws rules thereof other than Section 5-1401 of the New York General Obligations Law.

IN WITNESS WHEREOF, the undersigned has duly executed this Accession Agreement as of the date first above written.

[ADDITIONAL PURCHASER]

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

RITHM LOAN AGGREGATION TRUST

By: NRZ MBN Issuer Holdings LLC, its Administrator

By:
Name:
Title:

B-1

APPENDIX C

MORTGAGE LOAN SCHEDULE FIELDS

Field Names
1.	Mortgage Loan Number
2.	Stated Principal Balance as of the Cut-off Date
3.	principal balance at origination
4.	Mortgage Interest Rate as of the Cut-off Date
5.	Monthly Payment as of the Cut-off Date s
6.	original term to maturity
7.	remaining term to maturity as of the Cut-off Date
8.	whether such Mortgage Loan is a balloon loan as of the Cut-off Date
9.	interest-only term
10.	origination date
11.	first payment date
12.	next Due Date
13.	maturity date
14.	original loan-to-value ratio
15.	original appraised value
16.	sales price, if any
17.	lien position of the Mortgage Loan
18.	purpose of the Mortgage Loan
19.	street address, unit, city, state and zip code of the related Mortgaged Property
20.	Mortgaged Property type
21.	credit score at origination and the updated credit score
22.	date of the credit score
23.	occupancy status of the Mortgaged Property (e.g., primary, investor, secondary)
24.	delinquency status
25.	an indication of whether the related borrower is subject to bankruptcy proceedings
26.	most recent 12-month payment history of the Mortgage Loan (using MBA methodologies)
27.	home data index value and the date the home data index value was obtained
28.	broker’s price opinion value and the date the broker’s price opinion was obtained
29.	Updated Loan-to-Value Ratio
30.	an indication of whether such Mortgage Loan was previously modified and, if applicable, the date of such modification
31.	Servicer of the Mortgage Loan
32.	Custodian of the Mortgage Loan
33.	amount of any deferred principal balance
34.	an indication of whether such Mortgage Loan includes stepped Mortgage Interest Rates and the dates on which such Mortgage Interest Rates step up
35.	the number of times such Mortgage Loan was 30-59, 60-89, 90-119 and 120 days delinquent during the 12 months preceding the Cut-off Date

C-1

EXHIBIT 1

FORM OF POWER OF ATTORNEY

[DATED]

Document drafted by and

RECORDING REQUESTED BY:

[Entity]

[Address]

[City, State, Zip Code]

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

Rithm Loan Aggregation Trust (“Trust”) hereby constitutes and appoints NewRez LLC, having an office at 75 Beattie Place, Suite 300, Greenville, South Carolina 29601 (“Servicer”), and in its name, aforesaid Attorney-In-Fact, by and through any officer appointed by the Board of Directors of Servicer, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate for the tasks described in the attached Appendix A; provided however, that (a) Servicer represents and warrants that all actions taken pursuant to this Limited Power of Attorney are consistent with its duties and obligations as a servicer for the Trust, and (b) all actions taken by Servicer pursuant to this Limited Power of Attorney must be in accordance with Federal, State and local laws and procedures, as applicable. This Limited Power of Attorney is being issued in connection with Servicer’s responsibilities to service certain mortgage loans (the “Loans”) held by the Trust. These Loans are comprised of Mortgages, Deeds of Trust, Deeds to Secure Debt and other forms of security instruments (collectively the “Security Instruments”) encumbering any and all real and personal property delineated therein (the “Property”) and the Notes secured thereby.

Witness my hand and seal this ____ day of _________, 20__.

NO CORPORATE SEAL	RITHM LOAN AGGREGATION TRUST
By: NRZ MBN Issuer Holdings LLC, its Administrator

By:
Witness:

Witness:

CORPORATE ACKNOWLEDGMENT

STATE OF ________________

COUNTY OF ________________

On this ____ day of __________, 20__, before me personally appeared _______________________________, [__] of [__], as Administrator, proved to me through satisfactory evidence of identification, which was a ________________ [insert state name] driver’s license, to be the party/parties executing the foregoing instrument, and acknowledged to me that he/she/they executed the instrument voluntarily for its stated purpose as [__] of [__], as Administrator, as the voluntary act of said entity and that such individual(s) made such appearance before the undersigned in the County of [__], State of [__].

WITNESS my hand and official seal.

Signature: _____________________

Name: [     ]

Notary Public

My commission expires: [ ]

APPENDIX A

1.	Demand, sue for, recover, collect and receive each and every sum of money, debt, account and interest (which now is, or hereafter shall become due and payable) belonging to or claimed by the Trust, and to use or take any lawful means for recovery or preservation of the Trust’s interest by legal process or otherwise, including but not limited to the substitution of trustee serving under a Deed of Trust, the preparation and issuance of statements of breach, proofs of claim, notices of default, and/or notices of sale, accepting deeds in lieu of foreclosure, evicting (to the extent allowed by federal, state or local laws), foreclosing on the properties under the Security Instruments by judicial or non-judicial foreclosure, filing or responding to actions or claims for temporary restraining orders, injunctions, appointments of receiver, suits for waste, third-party lien related matters, (including but not limited to mechanics liens, HOA/COA/Co-op liens), property forfeitures, seizures, tax sales, eminent domain and condemnation actions, probate proceedings, partition actions, easements, property line adjustments, lender title claims or quiet title actions, code violation notices or actions, fraud claims and any and all other tort, contractual or administrative actions and verifications in support thereof Servicer deems necessary or advisable in any bankruptcy action, state or federal suit or any other action.

2.	Execute and/or file such documents and take such other action as is proper and necessary to defend the Trust in litigation and to resolve any litigation where the Servicer has an obligation to defend the Trust, including but not limited to dismissal, termination, cancellation, rescission and settlement.

3.	Transact business of any kind regarding the Loans, as the Trust’s act and deed, to contract for, purchase, receive and take possession and evidence of title in and to the Property and/or to secure payment of a promissory note or performance of any obligation or agreement relating thereto.

4.	Execute, complete, indorse or file bonds, notes, mortgages, deeds of trust and other contracts, agreements and instruments regarding the borrowers and/or the Property, including but not limited to the execution of estoppel certificates, financing statements, continuation statements, releases, satisfactions, reconveyances, assignments, loan modification agreements, payment plans, waivers, consents, amendments, forbearance agreements, loan assumption agreements, subordination agreements, property adjustment agreements, management agreements, listing agreements, the filing of lender and/or title policy claims against title insurers, purchase and sale agreements, short sale transactions and other instruments pertaining to mortgages or deeds of trust, and execution of deeds and associated instruments, if any, conveying the Property, in the interest of the Trust.

5.	Indorse on behalf of the undersigned all checks, drafts and/or other negotiable instruments made payable to the undersigned.

6.	Execute any document or perform any act in connection with the administration of any PMI policy or LPMI policy, hazard or other insurance claim relative to the Loans or related Property.

7.	Execute any document or perform any act described in items (3), (4), and (5) in connection with the termination of the Trust as necessary to transfer ownership of the affected Loans to the entity (or its designee or assignee) possessing the right to obtain ownership of the Loans.

8.	Subordinate the lien of a mortgage, deed of trust, or deed or other security instrument to secure debt (i) for the purpose of refinancing Loans, where applicable, or (ii) to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain, including but not limited to the execution of partial satisfactions and releases and partial reconveyances reasonably required for such purpose, and the execution or requests to the trustees to accomplish the same.

9.	Convey the Property to the mortgage insurer, or close the title to the Property to be acquired as real estate owned, or convey title to real estate owned property (“REO Property”).

10.	Execute and deliver any documentation with respect to the sale, maintenance, preservation, renovation, repair, demolition or other disposition, of REO Property acquired through a foreclosure or deed-in-lieu of foreclosure, including, without limitation: permits, remediation plans or agreements, certifications, compliance certificates, health and safety certifications, listing agreements; purchase and sale agreements; grant / limited or special warranty / quit claim deeds or any other deed, but not general warranty deeds, causing the transfer of title of the property to a party contracted to purchase same; escrow instructions; and any and all documents necessary to effect the transfer of REO Property.

11.	Servicer has the power to execute additional limited powers of attorney and delegate the authority given to it by the Trust, under the applicable servicing agreements for the Trust.

12.	To execute, record, file and/or deliver any and all documents of any kind for the purpose of fulfilling any servicing duties, including but not limited to those listed in subparagraphs (1) through (11).

Trust also grants unto Servicer the full power and authority to correct minor ambiguities and errors in documents necessary to effect or undertake any of the items or powers set forth in items (1) to (12), above.

EXHIBIT 2

FORM OF PURCHASE ADVICE

This Purchase Advice (this “Purchase Advice”), dated as of [__], 202[_] (the “Closing Date”), is between Rithm Loan Aggregation Trust, a Delaware statutory trust (“Seller”) and [__] (“Purchaser”) under that certain Flow Mortgage Loan Purchase and Sale Agreement dated as of November 24, 2025 (as supplemented by each Accession Agreement thereto and as further amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, on a servicing-released basis, and subject to the terms of this Purchase Advice and the Purchase Agreement, all right, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

1.	Defined Terms. As used in this Purchase Advice, the following defined terms shall have meanings set forth below.

(a)	Closing Date: [__], 202[__].

(b)	Cut-off Date: [__], 202[__].

(c)	Purchase Price: [With respect to each Mortgage Loan, as set forth in Exhibit A hereto.]

(d)	Purchase Price Percentage: [As set forth in Exhibit A hereto.]

(e)	Stated Principal Balance [With respect to each Mortgage Loan, as set forth in Exhibit A hereto.]

(g)	Additional Closing Conditions/Obligations: [__]

(h)	Seller Account: [__]

(i)	Mortgage Loan Schedule: [The Microsoft Excel file labeled [__] delivered by representatives of the Seller to representatives of the Purchaser on the Closing Date.]

This Purchase Advice may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Purchase Advice containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

IN WITNESS WHEREOF, the parties have executed this Purchase Advice by their duly authorized officers as of the Closing Date.

Rithm Loan Aggregation Trust

By: NRZ MBN Issuer Holdings LLC, as Administrator

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

EXHIBIT A

Mortgage Loan Schedule